THIS SEVENTH SUPPLEMENTAL INDENTURE (this “Seventh Supplemental Indenture”), entered into as of 27 May, 2025 among Borr IHC Limited, an exempted company incorporated under the laws of Bermuda (the “Issuer”), and Borr Finance LLC, a Delaware limited liability company (“FinanceCo”), Borr Natt Inc., a Marshall Islands corporation (“BNI”), Borr West Africa Assets Inc. a Marshall Islands corporation (“BWA”), Prospector Rig 5 Contracting Company Limited, a Cayman Islands exempted company limited by shares (“PR5”), Borr Natt Limited, a Mauritius limited company (“Natt”), Borr Norve Limited, a Mauritius limited company (“Norve” and, together with FinanceCo, BNI, BWA, PR5 and Natt, the “Co- Issuers” and, together with the Issuer, the “Issuers”), Borr Var Inc., a Marshall Islands corporation with registration number 89742 (the “Undersigned”), BNY Mellon Corporate Trustee Services Limited, as trustee (the “Trustee”) and Wilmington Trust (London) Limited, as security agent (the “Security Agent”). PREAMBLE WHEREAS, the Issuers (other than Natt and Norve), the Guarantors party thereto, the Trustee and the Security Agent entered into an Indenture, dated as of November 7, 2023 (the “Original Indenture”), relating to the Issuers’ 10.000% Senior Secured Notes due 2028 (the “2028 Notes”) and 10.375% Senior Secured Notes due 2030 (the “2030 Notes” and, together with the 2028 Notes, the “Notes”), as amended and supplemented to date, the “Indenture”; WHEREAS, on November 8, 2024, the Issuers issued an additional $179,353,000 principal amount of the 2030 Notes, reflecting $179,353,000 principal amount of original 2030 Notes minus $4,353,228 of deemed amortization payments in respect of a May 15, 2024 amortization payment on the 2030 Notes, resulting in $174,999,772 principal amount outstanding on the issue date of such additional 2030 Notes (such issuance of additional 2030 Notes, the “November 2030 Notes Issuance”); WHEREAS, in connection with the November 2030 Notes Issuance, the Issuers agreed to pledge Hull B 368 named “VAR” (the “Var Rig”) to secure the payment and performance of, among others, the Notes; WHEREAS, it is intended that pursuant to Section 5(h) of the note purchase agreement, dated October 25, 2024, among the Issuers (other than Natt and Norve), Borr Drilling Limited, the Guarantors listed therein and the purchasers listed therein, relating to the November 2030 Notes Issuance, the Undersigned, which is the owner of the Var Rig and currently not a Guarantor, accedes to the Indenture as a Guarantor of the Notes in accordance with Section 9.01 of the Indenture, which provides that the Indenture may be amended by the parties hereto without notice to or the consent of any Noteholder to, among other things, add Guarantees with respect to the Notes; and WHEREAS, the Issuer has requested that the Trustee and the Security Agent execute this Seventh Supplemental Indenture in accordance with Section 9.06 of the Indenture.

AGREEMENT NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Seventh Supplemental Indenture hereby agree as follows: Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture. Section 2. The Undersigned, by its execution of this Seventh Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, and upon execution of this Seventh Supplemental Indenture, shall be a Guarantor. Section 3. This Seventh Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York. Section 12.10 of the Indenture shall be applicable in respect of this Seventh Supplemental Indenture mutatis mutandis and, as such, it is incorporated herein by reference mutatis mutandis. Section 4. This Seventh Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument. Delivery of an executed signature page by facsimile or electronic transmission (e.g. “pdf” or “tif”), or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g., www.docusign.com, shall be effective as delivery of a manually executed counterpart hereof. Section 5. This Seventh Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and this Seventh Supplemental Indenture will henceforth be read together. Section 6. The recitals and statements herein are deemed to be those of the Issuers and the Undersigned and not the Trustee or the Security Agent. Neither the Trustee nor the Security Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Seventh Supplemental Indenture or the recitals thereto. Section 7. All notices or other communications to the Issuers and the Guarantors shall be given as provided in Section 12.02 of the Indenture. [Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed as of the date first above written. Borr IHC Limited By: [ * * * ] Name: [***] Title: Director

Borr Finance LLC By: [***] Name: [***] for Borr IHC Limited Title: Sole Managing Member

Borr Natt Inc. By: [ * * * ] Name: [***] Title: Director

Borr West Africa Assets Inc. By: [ * * * ] Name: [***] Title: Director

Prospector Rig 5 Contracting Company Limited By: [ * * * ] Name: [***] Title: Director

Borr Natt Limited By: [ * * * ] Name: [***] Title: Director

Borr Norve Limited By: [ * * * ] Name: [***] Title: Director

Borr Var Inc. By: [ * * * ] Name: [***] Title: Director

BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED, as Trustee By: [ * * * ] Name: [***] Title: Authorised Signatory

WILMINGTON TRUST (LONDON) LIMITED, as Security Agent By: [ * * * ] Name: [***] Title: Authorised Signatory